AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT
(Series 2008-A)

THIS AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT (Series 2008-A) (this “Amendment”) is executed as of February 25, 2009, by and among Cofina Funding, LLC, as the Issuer, Victory Receivables Corporation, as the Conduit Purchaser, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as the Funding Agent and as a Committed Purchaser.

RECITALS

WHEREAS, the parties hereto are parties to that certain Note Purchase Agreement dated as of November 21, 2008 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Certain Defined Terms. Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Agreement.

SECTION 2. Amendment to Agreement. The Agreement is hereby amended as follows:

(a) The Maximum Funded Amount is increased to $175,000,000.

(b) The definition of “VFN” in Section 1.01 of the Agreement is amended and restated in its entirety as follows:

“VFN” means the Cofina Variable Funding Asset-Backed Note Series 2008-A in a maximum aggregate principal amount equal to the Maximum Funded Amount issued by the Issuer pursuant to the Indenture in the name of the Funding Agent on behalf of the Purchasers.

SECTION 3. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

SECTION 4. Effectiveness. This Amendment shall become effective upon receipt by the Funding Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto.

SECTION 5. Counterparts. This Amendment may be executed by different parties in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall together constitute but one and the same instrument.

SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

[Signatures Follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

COFINA FUNDING, LLC,
as the Issuer

By:
Name:
Title:

VICTORY RECEIVABLES CORPORATION,

as the Conduit Purchaser

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK

BRANCH,
as the Funding Agent

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK

BRANCH,
as a Committed Purchaser

By:
Name:
Title:

Purchaser Percentage: 100%